STEWART CAPITAL MUTUAL FUNDS
CODE OF ETHICS
PURSUANT TO RULE 17j-1 AND SARBANES-OXLEY ACT SECTION 406

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INTRODUCTION

This Code of Ethics (the “Code”) has been adopted by the Board of Trustees of the Stewart
Capital Mutual Funds (the “Fund”) pursuant to Rule 17j-1 under the Investment Company Act of
1940 (the “1940 Act”) and Section 406 of the Sarbanes-Oxley Act as implemented by Sub-Item
102P3 of Form N-SAR. Part One of this Code addresses the topics contemplated by Rule 17j-1.
Part Two of this Code addresses the topics contemplated by Section 406 and Sub-Item 102P3.
The Board of Trustees may, by Board resolution, make this Code applicable to additional funds, if any, that are formed in the future.

PART ONE

Rule 17j-1 under the 1940 Act requires that registered investment companies adopt a written
Code of Ethics containing provisions reasonably necessary to prevent Access Persons from engaging in certain activities prohibited by Rule 17j-1, and to use reasonable diligence and implement procedures reasonably necessary to prevent violations of such Code of Ethics.

The purpose of Part One of this Code is to establish policies consistent with Rule 17j-1 and with the following general principles:

o Access Persons have the duty at all times to place the interests of clients and shareholders ahead of their own personal interests in any decision relating to their personal investments.

o All Personal Securities Transactions shall be conducted consistent with Part One of this
Code and in such manner as to avoid any actual, potential or appearance of a conflict of interest, or any abuse of an individual’s position of trust and responsibility.

Access Persons shall not take inappropriate advantage of their position and must avoid any situation that might compromise, or call into question, their exercise of fully independent judgment in the interest of shareholders.

1	.	DEFINITIONS

A.	“Access Person” means any trustee or officer of the Fund. An employee of the
Fund’s investment adviser or any sub-adviser is not an Access Person under Part One of this Code.

B.	“Fund Compliance” means the entity or group responsible for monitoring compliance with the requirements of Part One of this Code.

C.	“Beneficial Ownership” of a Security is to be determined in the same manner as it is for purposes of Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 (the “1934 Act”).
This means that a person should generally consider themselves the “Beneficial Owner” of any
Security in which they have a direct or indirect financial interest. In addition, persons should consider themselves the “Beneficial Owner” of any Security held by their spouse, registered domestic partner, minor children, relatives who share their home, or other persons by reason of any contract, arrangement, understanding, or relationship that provides them with sole or shared voting or investment power with respect to such Security.

Although the following list is not exhaustive, under the 1934 Act and Part One of this
Code, a person generally would be regarded to be the “Beneficial Owner” of the following
Securities:

(1) Securities held in the person’s own name;

(2) Securities held with another in joint tenancy, community property, or other joint ownership;

(3) Securities held by a bank or broker as nominee or custodian on such person’s behalf or pledged as collateral for a loan;

(4) Securities held by members of the person’s immediate family sharing the same household (“immediate family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, registered domestic partner, sibling, mother-in-law, father-in-law, son-in-
law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships);

(5) Securities held by a relative not residing in the person’s home if the person is a custodian, guardian or otherwise has or shares control over the purchase, sale, or voting of such
Securities;

(6) Securities held by a trust in which the person is a beneficiary and has or shares the power to make purchase or sale decisions;

(7) Securities held by a trust for which the person serves as a trustee and in which the person has a pecuniary interest (including pecuniary interests by virtue of performance fees and by virtue of holdings by the person’s immediate family);

(8) Securities held by a general partnership or limited partnership in which the person is a general partner;

(9) Securities owned by a corporation in which the person has a control position or in which the person has or shares investment control over the portfolio Securities (other than a registered investment company);

(10) Securities in a portfolio giving the person certain performance-related fees; and

(11) Securities held by another person or entity pursuant to any agreement, understanding, relationship or other arrangement giving the person any direct or indirect pecuniary interest.

D.	“Disinterested Trustee” means a trustee of the Fund who is not an “interested person” of the Fund within the meaning of Section 2(a)(19) of the 1940 Act.

E.	“Material Non-Public Information” means information that has not been effectively communicated to the marketplace, and for which there is a substantial likelihood that a reasonable investor would consider it important in making investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company’s Securities.
Examples of Material Non-Public Information include information regarding dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments. Material non-public information about the Fund’s holdings, the
Fund’s transactions, and the securities recommendations of the Fund’s investment advisers and any sub-advisers is also included in this definition. Access Persons (including Disinterested
Trustees) are reminded that they have a duty to keep such information confidential.

F.	“Insider Trading” means the use of Material Non-Public Information to trade in a
Security (whether or not one is an Access Person) or the communication of Material Non-Public
Information to others. Insider Trading generally includes:

(1) trading in a Security by an Access Person, while in possession of Material Non-
Public Information;

(2) trading in a Security by a person who is not an Access Person, while in possession of Material Non-Public Information, where the information either was disclosed to such person in violation of an Access Person’s duty to keep it confidential or was misappropriated; and

(3) communicating Material Non-Public Information to any person, who then trades in a Security while in possession of such information.

G.	“Security” shall have the same meaning as it has in Section 2(a)(36) of the 1940 Act, but excluding direct obligations of the United States Government, bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, and shares of registered open-end investment companies.

H.	“1940 Act” means the Investment Company Act of 1940, as amended.

2	.	PROHIBITED SECURITIES TRANSACTIONS

		A.	No Access Person shall, in connection with the purchase or sale, directly or indirectly, by such person of a Security held or to be acquired by any Fund:

			(1)	Employ any device, scheme or artifice to defraud the Fund;

			(2)	Make any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

			(3)	Engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon any Fund; or

			(4)	Engage in any manipulative practice with respect to any Fund.

		B.	No Access Person shall purchase or sell, directly or indirectly, any Security in which he or she has or thereby acquires any Beneficial Ownership where such purchase or sale constitutes Insider Trading, or take any other action that constitutes or may result in Insider
Trading.

		C.	No Access Person shall purchase or sell, directly or indirectly, any Security in which he or she has or thereby acquires any Beneficial Ownership and which to his or her actual knowledge at the time of such purchase or sale such Security is being purchased or sold by any
Fund, or has been recommended to be purchased or sold by any Fund.

		D.	Sections 2B and 2C shall not apply to the following:

			(1)	Transactions for any account over which the Access Person has no direct or indirect influence or control;

			(2)	Involuntary transactions by the Access Person or any Fund;

			(3)	Purchases under an automatic dividend reinvestment plan; or

			(4)	Purchases affected by the exercise of rights, issued by an issuer pro-rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer.

3	.	REPORTS

		A.	ACCESS PERSONS. Each Access Person (except Disinterested Trustees, whose entire reporting requirements are set forth in subsection B below) shall make the following reports required by Rule 17j-1(d) under the 1940 Act:

			(1)	INITIAL AND ANNUAL SECURITIES HOLDINGS REPORTS. Within 10
calendar days of becoming an Access Person, and annually thereafter, Access Persons shall disclose all personal Securities holdings other than the exempt securities set forth in Section 1G.
Compliance with this reporting requirement will be satisfied by providing monthly statements of brokerage accounts provided the statements are current within 45 days. Reports for Securities not included in such brokerage statements (for example, Securities held in trust accounts in which an
Access Person has Beneficial Ownership) must contain:

a.	the title, number of shares, and principal amount of each Security in which the Access Person has any Beneficial Ownership;

b.	the name of any broker, dealer, or bank with whom the Access Person maintains an account in which any Securities are held for the direct or indirect benefit of the
Access Person; and

c.	the date the report is submitted by the Access Person.

(2) QUARTERLY TRANSACTION REPORTS. Within 30 calendar days of the end of each quarter, Access Persons shall report all Securities transactions other than the exempt
Securities set forth in Section 1G in which each has, or by reason of such transactions acquires, any Beneficial Ownership. In the event that no reportable transactions occurred during the quarter, Access Persons should note this on the report. Compliance with this reporting requirement will be satisfied by providing brokerage account statements current as of quarter end. Reports for Securities not included in such brokerage statements (for example, Securities held in trust accounts in which an Access Person has Beneficial Ownership) must contain:

a.	the date of each transaction, the title, the interest rate and maturity (if applicable), the number of shares and the principal amount of each Security;

b.	the nature of each transaction (i.e., purchase, sale, or any type of acquisition or disposition);

c.	the price of the Security at which each transaction was effected;

d.	the name of the broker, dealer or bank with or through which each transaction was effected;

e.	the name of any broker, dealer, or bank with whom the Access Person established an account in which any Securities are held for the direct or indirect benefit of the
Access Person and the date on which the account was established; and

f.	the date the report is submitted by the Access Person.

B.	DISINTERESTED TRUSTEES. A Disinterested Trustee need not file Initial or
Annual Securities Holdings Reports, and may not need to file Quarterly Transaction Reports. A
Disinterested Trustee shall only file a Quarterly Transaction Report and report transactions in a
Security if such Disinterested Trustee knows at the time of such transaction or, in the ordinary course of fulfilling his or her official duties as Trustee, should have known during the 15 day period immediately preceding or after the date of the transaction, that such Security was or would be purchased or sold by the Fund or was or would be considered for purchase or sale by the Fund or its investment advisor. The “should have known” standard implies no duty of inquiry, does not presume there should have been any deduction or extrapolation from discussions or memoranda dealing with tactics to be employed meeting the Fund’s investment objectives, or that any knowledge is to be imputed because of prior knowledge of the Fund’s portfolio holdings, market considerations, or the Fund’s investment policies, objectives and restrictions.

4	.	ENFORCEMENT

		A.	Fund Compliance shall review reports filed under Part One of this Code to determine whether any violation may have occurred. Access Persons who discover a violation or apparent violation of Part One of this Code by any other person covered by Part One of this Code shall bring the matter to the attention of Fund Compliance.

		B.	Each violation of or issue arising under Part One of this Code shall be reported to the
Board of Trustees of the Fund at or before the next regular meeting of the Board.

		C.	The Board of Trustees of the Fund may impose such sanctions or penalties upon a violator of Part One of this Code as it deems appropriate under the circumstances.

5	.	RECORDKEEPING

Stewart Capital Compliance shall maintain the appropriate records and reports related to
Part One of this Code as required by Rule 17j-1(d) under the 1940 Act.

PART TWO

1	.	COVERED OFFICERS; PURPOSE OF PART TWO; DEFINITIONS

		A.	COVERED OFFICERS. The persons who are subject to Part Two of this Code (the
“Covered Officers”) are the Fund’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, regardless of whether these individuals are employed by the Fund or by a third party. At the date set forth in the caption of this Code, the Covered Officers of the Fund are identified on Exhibit A.

Part Two of this Code also applies to members of each Covered Officer’s immediate family who live in the same household as the Covered Officer. Therefore, for purposes of interpretation, each obligation, requirement or prohibition that applies to a Covered Officer also applies to such immediate family members. For this purpose, the term “immediate family” has the meaning set forth in Section 1B(4) of Part One of this Code.

		B.	PURPOSE. The purpose of Part Two of this Code is to deter wrongdoing and to promote:

			o	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

			o	full, fair, accurate, timely and understandable disclosure in reports and documents that a registrant files with, or submits to, the SEC and in other public communications made by the Fund;

			o	compliance with applicable laws and governmental rules and regulations;

			o	the prompt internal reporting of violations of Part Two of this Code to Stewart
Capital Compliance; and

			o	accountability for adherence to Part Two of this Code.

		C.	DEFINED TERMS. Capitalized terms which are used in Part Two of this Code and which are not otherwise defined in Part Two have the meanings assigned to them in Part One of this Code.

2	.	COVERED OFFICERS SHOULD HANDLE ACTUAL AND APPARENT CONFLICTS
OF INTEREST ETHICALLY

		A.	GENERAL. A “conflict of interest” occurs when a Covered Officer’s private interest interferes with the interests of, or his or her service to, the Fund.

For example, a conflict of interest would arise if a Covered Officer, or a member of his or her immediate family living in the same household, received improper personal benefits as a result of his or her position with the Fund.

Certain conflicts of interest to which Covered Officers may be subject arise out of the relationships between Covered Officers and the Fund and already are subject to conflict of interest provisions in the 1940 Act and the Investment Advisers Act of 1940 (the “Investment
Advisers Act”). For example, under the 1940 Act, Covered Officers may not individually engage in certain transactions (such as the purchase or sale of securities or other property) with the Fund because of their status as “affiliated persons” of the Fund. The Fund’s and its investment adviser’s, compliance policies and procedures are designed to prevent, or identify and correct, violations of these provisions. Part Two of this Code does not, and is not intended to, repeat or replace these policies and procedures, and such conflicts fall outside of the parameters of Part Two.

Although typically not presenting an opportunity for improper personal benefit, conflicts also may arise from, or as a result of, the contractual relationships between the Fund and other entities of which the Covered Officers are also officers or employees, such as the
Allison- Williams Company. As a result, the Code recognizes that the Covered Officers may, in the normal course of their duties for the Fund and such other entities, be involved in establishing policies and implementing decisions, which will have different effects on the Fund and such other entities. The participation of the Covered Officers in such activities is inherent in the contractual relationship between the Fund and such other entities and is consistent with the performance by the Covered Officers of their duties as officers of the Fund. Thus, if performed in conformity with the provisions of the 1940 Act and, to the extent applicable, the Investment
Advisers Act, such activities will be deemed to have been handled ethically. In addition, it is recognized by the Fund’s Board of Trustees that the Covered Officers may also be officers or employees of one or more other investment companies covered by this or other Codes.

Other conflicts of interest to which Covered Officers are subject are covered by Part
Two of this Code, even if such conflicts of interest are not subject to provisions in the 1940 Act and the Investment Advisers Act. The following list provides examples of conflicts of interest under Part Two of this Code, but Covered Officers should keep in mind that these examples are not exhaustive. The overarching principle is that the personal interest of a Covered Officer should not be placed before the interest of the Fund.

Each Covered Officer must:

o not use his or her personal influence or personal relationships improperly to influence investment decisions or financial reporting by the Fund whereby the Covered Officer would benefit personally;

o not cause the Fund to take action, or fail to take action, for the individual personal benefit of the Covered Officer rather than the benefit of the Fund; and

o not intentionally or recklessly take or direct any action or failure to act that results in any SEC filing or other public communication by the Fund being materially misleading, while personally benefiting such Covered Officer.

B.	GIFTS AND ENTERTAINMENT. A Covered Officer must not solicit, allow himself or herself to be solicited, or accept gifts, entertainment, or other gratuities intended to or appearing to influence decisions or favors toward the Fund’s business to or from any client, potential client, Fund vendor or potential vendor. A Covered Officer may not give or accept gifts with a value exceeding $100, even if the gift does not oblige or influence the Covered Officer, or is not intended to influence another. Notwithstanding this, a Covered Officer may accept or provide reasonable business meals and entertainment if the client, potential client, Fund vendor or potential vendor is physically present at the business meal or entertainment. In the event that any such business meal or entertainment has a value exceeding $100 per person, the Covered
Officer must promptly report the meal or entertainment to Fund Compliance, which shall maintain a record of such meals and entertainment and shall report such matter to the Board of
Trustees of the Fund at or before the next regular meeting of the Board.

3	.	DISCLOSURE AND COMPLIANCE

A.	FAMILIARITY WITH DISCLOSURE REQUIREMENTS. Each Covered Officer
shall familiarize himself or herself with the disclosure requirements generally applicable to the
Fund.

		B.	AVOIDING MISREPRESENTATIONS. Each Covered Officer shall not knowingly misrepresent, or knowingly cause others to misrepresent, facts about the Fund to others, whether within or outside the Fund, including to the Fund’s Trustees, auditors or counsel, or to governmental regulators or self-regulatory organizations.

		C.	PROMOTING ACCURATE DISCLOSURE. Each Covered Officer shall, to the extent appropriate within his or her area of responsibility, consult with other officers and employees of the Fund and their service providers with the goal of promoting full, fair, accurate, timely and understandable disclosure in the reports and documents the Fund file with, or submit to, the SEC and in other public communications made by the Fund.

		D.	PROMOTING COMPLIANCE. Each Covered Officer shall, to the extent appropriate within his or her area of responsibility, promote compliance with the Fund’s compliance policies and procedures adopted pursuant to Rule 38a-1 under the 1940 Act and with the laws, rules and regulations applicable to the Fund.

4	.	REPORTING; AMENDMENT AND WAIVERS.

		A.	ACKNOWLEDGEMENT OF PART TWO. Upon first becoming subject to Part
Two of this Code and annually at the end of each calendar year, each Covered Officer shall affirm in writing to Stewart Capital Compliance that he or she has received, read and understands
Part Two of this Code.

		B.	REPORTING OF VIOLATIONS. Each Covered Officer shall report any violation of
Part Two of this Code of which he or she becomes aware (whether committed by himself or herself or by another Covered Officer) to Fund Compliance promptly after becoming aware of such violation. Fund Compliance shall report any material violation of Part Two of this Code of which it becomes aware, whether though a report by a Covered Officer or otherwise, to the
Board of Trustees of the Fund at or before the next regular meeting of the Board, together with
Fund Compliance’s recommendation for the action, if any, to be taken with respect to such violation. The Board of Trustees of the Fund may impose such sanctions or penalties upon a violator of Part Two of this Code as it deems appropriate under the circumstances.

		C.	AMENDMENTS AND WAIVERS. Amendments to, and waivers of the provisions of, Part Two of this Code may be adopted or granted by the Fund’s Board of Trustees. Such amendments and waivers shall be disclosed to the public in one of the manners specified in Sub-
Item 102P3 of Form N-SAR.

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